EXHIBIT 99.L

JOINT FILING STATEMENT

        In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of Miravant Medical Technologies, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: March 14, 2002

PHARMACIA AB
By:	/s/ Håkan Åström

	Title:	President

PHARMACIA TREASURY SERVICES AB
By:	/s/ Sofi Eriksson

	Title:	Director

PHARMACIA & UPJOHN S.p.A.
By:	/s/ Francesco Granata

	Title:	Managing Director

PHARMACIA & UPJOHN COMPANY
By:	/s/ Don W. Schmitz

	Title:	Secretary

PHARMACIA & UPJOHN HOLDINGS B.V.
By:	/s/ Wim Kuiper

	Title:	Director

PHARMACIA & UPJOHN, INC.
By:	/s/ Don W. Schmitz

	Title:	Secretary

PHARMACIA CORPORATION
By:	/s/ Don W. Schmitz

	Title:	Secretary

PHARMACIA ITALIA S.P.A.
By:	/s/ Francesco Granata

	Title:	Managing Director

MONSANTO ITALíANA S.P.A.
By:	/s/ Emanuelle Barie

	Title:	Director

G.D. SEARLE LLC
By:	/s/ Judith A. Reinsdorf

	Title:	Secretary